EXHIBIT 15.1

                   INDEPENDENT ACCOUNTANTS' AWARENESS LETTER







Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We are aware that Diamond Shamrock, Inc. has included our report dated May 11, 1995 (issued pursuant to the provisions of Statement on Auditing Standards No.
71) in the Prospectus constituting part of its Amendment No. 1 to the Registration Statement on Form S-3 (No. 33-59451) to be filed on or about June 22, 1995. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



/S/ PRICE WATERHOUSE LLP


PRICE WATERHOUSE LLP


San Antonio, Texas
June 22, 1995

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